Exhibit 99.1

CONTACT:
Margo Happer
Director - Investor Relations and
Corporate Communications
+1-802-859-6169

                         IDX SYSTEMS CORPORATION REPORTS
                           2004 SECOND QUARTER RESULTS

         Strong Revenues Fueled by Domestic and International Growth

    BURLINGTON, Vt., July 29 -- IDX Systems Corporation (Nasdaq: IDXC) reported results today for the second quarter ended June 30, 2004.

    Revenues for the second quarter ended June 30, 2004 increased to $130.4 million compared with $98.3 million for the second quarter of 2003. Revenues for the six-month period ended June 30, 2004 increased to $232.9 million compared with revenues of $190.7 million for the same period in 2003.

    Net income from continuing operations for the second quarter 2004 was $8.1 million, or $0.26 per diluted share, compared with net income from continuing operations of $5.4 million, or $0.18 per diluted share, in the same period last year.

    For the six-month period ended June 30, 2004, IDX reported net income from continuing operations of $9.7 million, or $0.31 per diluted share, compared with net income from continuing operations of $9.1 million, or $0.31 per diluted share, in the same period last year.

    As previously projected, 2004 results reflect startup costs associated with the company's business in the United Kingdom.

    "Revenues were strong in the quarter, fueled by international and domestic growth. We believe our broad domain expertise, based on 35 years of working with prestigious healthcare organizations, coupled with our advanced technologies, position us for accelerated growth in the global healthcare environment," said James H. Crook Jr., Chief Executive Officer of IDX. "We signed agreements that represent expanded partnerships with existing customers and generated significant new business grounded in our vision of making a difference in healthcare."

    MOMENTUM CONTINUES ACROSS IDX BUSINESS LINES

    Separately today, IDX announced the following noteworthy contracts signed in the second quarter.

    New agreements for IDX Flowcast(TM) included Metropolitan Health Plan (MHP), of Hennepin County, MN, a health maintenance organization that serves a seven-county region. MHP has utilized the IDX managed care application for more than 10 years. IDX alliance partner Allscripts Healthcare Solutions was selected as MHP's clinical solution. Additionally, Drexel University Physicians(TM), the physician's group of the Drexel Univeristy College of Medicine, of Philadelphia, PA selected IDX Flowcast 3.0. The 320-provider physician group also selected Allscripts as its electronic medical record solution.

    The selection of Flowcast 3.0 will enable improvements for these organizations in two key areas: follow-up on unpaid claims and reduced days in accounts receivable. Flowcast and Allscripts will provide a comprehensive, integrated solution for practice management and clinical automation and strengthen financial and administrative support.

    IDX Groupcast(TM) agreements in the second quarter spanned small to mid-size group practices including billing services, single-specialty practices and complex, multi-site groups including Mercy Clinic, of Joplin, MO, a 79- doctor, 25-location medical group, which supports St. John's Regional Medical Center.

    IDX also signed an agreement to upgrade North Carolina Baptist Hospital of Winston-Salem, NC to the advanced technology of IDX Carecast(TM). The 830-bed healthcare facility has been an IDX customer since 1996 and is the major teaching hospital for Wake Forest University Baptist Medical Center. The organization intends to continue its comprehensive use of electronic patient records, introduce electronic tools for interdisciplinary care planning and expand CPOE across inpatient and ambulatory settings. As a result of this planned expansion, approximately 600 physicians will be able to submit medication orders online from the clinic setting to North Carolina Baptist Hospital.

    IDX Imagecast(TM) agreements include long-time customer Inova Health System of Falls Church, VA, a multi-hospital system that conducts 600,000 radiology exams annually, for the IDX Radiology Information System (RIS) and Picture Archiving and Communications System (PACS).

    Imagecast RIS customer, Temple University Health System of Philadelphia, PA purchased the PACS for full-fidelity image distribution across its five-hospital enterprise. The agreement is one of the three largest PACS deals signed by IDX.

    IDX management remains comfortable with projected 2004 revenue guidance of $500 - $525 million and earnings per share guidance of $0.95 - $0.99. The company projects 2005 revenues of $600 - $650 million and earnings per share guidance of $1.20 - $1.35.

    A conference call with investors will be held on July 29, 2004 at 11:00 am EDT to discuss these results. An audio Webcast of the call will be available at our Internet site: http://www.idx.com, Investor Relations, Multimedia.

    ABOUT IDX

    Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX supports these objectives with a broad range of complementary and functionally rich products installed at 3,300 customer sites. Customers include 138,000 physicians who utilize practice management systems to improve patient care and other workflow processes. IDX solutions are installed at approximately:

     * 380 Integrated delivery networks (IDNs) representing more than 500 hospitals
     * 175 large group practices with more than 200 physicians
     * 665 mid-size group practices with less than 200 physicians

    The IDX web strategy includes browser technology, e-commerce and web-based tools -- built using Internet architecture -- that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. IDX has approximately 2,100 full-time employees.

    THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT IDX SYSTEMS CORPORATION THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS ARE CHANGES IN THE RELATIONSHIP BETWEEN OUR PRIME CONTRACTORS AND THEIR CUSTOMERS, CHANGES IN OUR RELATIONSHIPS WITH OUR PRIME CONTRACTORS OR OUR SUB-CONTRACTORS, INCLUDING DIFFICULTIES IN FINALIZING THE DOCUMENTATION OF THESE RELATIONSHIPS, UNCERTAINTIES IN THE APPLICATION OF ACCOUNTING POLICES TO THE RECOGNITION OF REVENUE AND EXPENSES UNDER MATERIAL CONTRACTS FOR WORK IN THE UNITED KINGDOM, UNCERTAINTIES OR DIFFICULTIES IN DEVELOPING NEW SERVICES AND SYSTEMS, DIFFICULTIES IN IMPLEMENTING SYSTEMS, POSSIBLE DEFERRAL, DELAY OR CANCELLATION BY CUSTOMERS OF COMPUTER SYSTEM OR SERVICE PURCHASE DECISIONS, DEVELOPMENT BY COMPETITORS OF NEW OR SUPERIOR TECHNOLOGIES, CHANGING ECONOMIC, POLITICAL AND REGULATORY INFLUENCES ON THE HEALTHCARE INDUSTRY, POSSIBLE DISRUPTIONS IN THE NATIONAL ECONOMY CAUSED BY TERRORIST ACTIVITIES AND FOREIGN CONFLICTS, CHANGES IN PRODUCT PRICING POLICIES, GOVERNMENTAL REGULATION OF TECHNOLOGIES, THE POSSIBILITY OF PRODUCT-RELATED LIABILITIES, AND FACTORS DETAILED FROM TIME TO TIME IN IDX'S PERIODIC REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IMPORTANT FACTORS ARE INCORPORATED HEREIN BY REFERENCE. IDX UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS, OR CHANGES IN FUTURE OPERATING RESULTS, FINANCIAL CONDITION OR BUSINESS OVER TIME.


                             IDX SYSTEMS CORPORATION
                           Consolidated Balance Sheets
                                 (in thousands)


                                              June 30,         December 31,
                                                2004               2003
                                            (unaudited)         (audited)
        Assets

        Cash and cash equivalents              $45,844           $25,536
        Marketable securities                   78,734            79,068
        Accounts receivable, net               125,649            93,709
        Costs and estimated earnings in
         excess of billings on
         uncompleted contracts                  11,595             3,961
        Refundable income taxes                  9,006             8,564
        Prepaid and other current assets        11,663             7,485
        Deferred tax asset                       4,594             5,899
        Total current assets                   287,085           224,222

        Property and equipment, net             86,202            86,216
        Capitalized software costs, net          4,922             3,806
        Goodwill, net                            2,508             2,508
        Costs and estimated earnings in
         excess of billings on
         uncompleted contracts                  12,004                --
        Other assets                            10,304            10,357
        Deferred tax asset                      10,878            11,404
        Total assets                          $413,903          $338,513


        Liabilities and stockholders'
         equity

        Accounts payable, accrued
         expenses and other liabilities        $61,862           $54,843
        Deferred revenue                        62,923            23,016
        Total current liabilities              124,785            77,859

        Deferred revenue                         4,264                --
        Total liabilites                       129,049            77,859

        Stockholders' equity                   284,854           260,654
        Total liabilities and
           stockholders' equity               $413,903          $338,513


                             IDX SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                    (in thousands, except for per share data)
                                   (Unaudited)


                                      Three Months Ended    Six Months Ended
                                          June 30,              June 30,
                                      2004        2003     2004        2003
    Revenues
    Systems sales                    $46,085     $36,786  $82,059     $69,327
    Maintenance and service fees      84,300      61,493  150,876     121,393
    Total revenues                   130,385      98,279  232,935     190,720

    Operating expenses
    Cost of systems sales             15,593      11,508   26,810      23,300
    Cost of maintenance and services 60,992 43,690 107,583 85,351 Selling, general and
     administrative                   26,464      21,058   54,891      41,512
    Software development costs        15,259      14,228   29,146      27,578
    Restructuring charge                 387          --     387           --
    Total operating expenses         118,695      90,484  218,817     177,741

    Operating income                  11,690       7,795   14,118      12,979

    Other income (expense)
    Other income (expense)               335         (38)     451          86
    Gain on investment                 1,009          --    1,009          --
    Total other income (expense)       1,344         (38)   1,460          86

    Income before income taxes        13,034       7,757   15,578      13,065

    Income tax provision              (4,953)     (2,327)  (5,920)     (3,919)

    Income from continuing
     operations                        8,081       5,430    9,658       9,146

    Discontinued operations
    Gain on sale of discontinued
     operations, net of loss and
     income taxes                         --      26,711       --      26,826

    Net income                        $8,081     $32,141   $9,658     $35,972

    Basic earnings per share
    Income from continuing
     operations                        $0.27       $0.19    $0.32       $0.31
    Income (loss) from discontinued
     operations                         $ --        $0.91    $ --       $0.92
    Basic earnings per share           $0.27        $1.10   $0.32       $1.23
    Basic weighted average shares
     outstanding                      30,181       29,195  30,031      29,184

    Diluted earnings per share
    Income from continuing
     operations                        $0.26       $0.18    $0.31       $0.31
    Income from discontinued
     operations                         $ --       $0.91     $ --       $0.91
    Diluted earnings per share         $0.26       $1.09    $0.31       $1.22
    Diluted weighted average shares
     outstanding                      31,572      29,456   31,503      29,436


    Earnings per share numbers may not foot due to rounding.


                             IDX Systems Corporation
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                  Three Months Ended
                                                      June 30,
                                              2004               2003

    OPERATING ACTIVITIES

        Net income from continuing
         operations                           8,081              32,141
        Less: Income from discontinued
         operations, net of income
         taxes                                   --                 311
            Gain on disposal of
             discontinued operations,
             net of income                       --              26,400

        Net income from continuing
         operations                            8,081              5,430

        Adjustments to reconcile net
         income to net cash
            provided by operating
             activities:

            Depreciation                        4,143              2,948
            Amortization                        1,178                469
            Gain on sale of investment         (1,009)                --
            Deferred tax provision              4,171              2,746
            Increase in allowance for
             doubtful accounts                    294                294
            Stock based compensation              102                168
            Tax benefit related to
             exercise of non-qualified
             stock options                      1,190                 --
            Foreign currency
             transaction gain / loss             (207)                --
            Restructuring charge                  387                 --
            Changes in operating
             assets and liabilities:
                Accounts receivable           (27,688)            (8,177)
                Prepaid expenses and
                 other assets                   5,756                526
                Accounts payable and
                 accrued expenses               1,879              3,566
                Federal and state
                 income taxes                  (1,243)              (744)
                Deferred revenue               22,282              3,002

                    Net cash provided
                     by operating
                     activities                19,316             10,228

    INVESTING ACTIVITIES

        Purchase of property and
         equipment, net                        (4,464)            (8,934)
        Proceeds from sale of EDiX
         Corporation, net                          --             53,645
        Proceeds from sale of equity
         investment                             1,009                 --
        Other assets                             (910)              (602)
                    Net cash (used in)
                     provided by
                     investing
                     activities                (4,365)            44,109

    FINANCING ACTIVITIES

        Proceeds from sale of common
         stock                                  4,772              1,777
        Proceeds from debt issuance                --                 --
        Repayment of debt issuance                 --            (23,727)
              Net cash provided
               by (used in)
               financing activities             4,772            (21,950)

    Effect of exchange rate
     fluctuations on cash and cash
     equivalents                                 (406)                --

    Increase in cash, cash equivalents
     and marketable securities from
     continuing operations                     19,317             32,387
    Net cash provided by discontinued
     operations                                    --              2,166

    Increase in cash, cash equivalents
     and marketable securities                 19,317             34,553
    Cash, cash equivalents and
     marketable securities at
     beginning of period                      105,261             56,129
    Cash, cash equivalents and
     marketable securities at end of
     period                                  $124,578            $90,682